Exhibit 10.2

THIRD AMENDMENT TO PURCHASED SERVICES AGREEMENT
This THIRD AMENDMENT TO PURCHASED SERVICES AGREEMENT (this “Third Amendment”) is dated effective as of October 10, 2019 (the "Effective Date"), and is entered into by and between GK FINANCING, LLC, a California limited liability company (“GKF”), or its wholly owned subsidiary whose obligations hereunder shall be guaranteed by GKF, and UNIVERSITY OF SOUTHERN CALIFORNIA, a California nonprofit public benefit corporation (“Hospital”).
Recitals:
A.    On March 5, 2008, GKF and USC University Hospital, Inc. entered into a certain Purchased Services Agreement, which Purchased Services Agreement was (i) transferred and assigned by USC University Hospital, Inc. to Hospital pursuant to a certain letter dated effective as of March 31, 2009; and (ii) amended by a certain First Amendment to Purchased Services Agreement dated effective as of April 1, 2009 (the "First Amendment") and (iii) amended by a Second Amendment to Purchased Services Agreement dated effective as of October 1, 2013 (the “Second Amendment”), between GKF and Hospital (as so assigned and amended, the "Agreement").
B.    GKF and Hospital desire to further amend the Agreement as set forth herein.
NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby amend the Agreement as follows:
Agreement:
1.Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Agreement.
2.Extension of Term.
a.It is acknowledged that pursuant to Amendment Two, but subject to Section 2.b below, the Term of the Agreement is currently set to expire on July 29, 2020.
b.The Term of the Agreement is hereby extended to the earlier of (i) July 28, 2021, or (ii) the date on which the first clinical procedure is performed on the Hospital’s Leksell Gamma Knife Icon; provided that, the Term of the Agreement may be further extended beyond July 28, 2021 on a month to month basis pursuant to mutual written agreement between the parties.
c.During the period from July 29, 2020 through July 28, 2021, GKF shall waive the per procedure Purchased Services Payments for up to five (5) Procedures that are performed using any equipment or devices other than the Equipment (each, an “Excluded Procedure”); provided that, if at any time or from time-to-time the foregoing limits pertaining to Excluded Procedures is exceeded by Hospital, then, GKF shall be entitled to receive Purchased

Exhibit 10.2

Services Payments for each Procedure in excess of such limits in accordance with the amounts set forth in the Agreement.
4.No Additional Responsibilities. It is understood by the parties that GKF is not responsible for any upgrades, hardware, cobalt reloading, software changes and/or other modifications to the Equipment, except as otherwise agreed upon in writing by Hospital and GKF.
5.Miscellaneous. This Third Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute the same instrument. The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Third Amendment. This Third Amendment constitutes the full and complete agreement and understanding between the parties hereto concerning the subject matter hereof and shall supersede any and all prior written and oral agreements with regard to such subject matter.
6.Full Force and Effect. Except as amended by this Third Amendment, all of the terms and provisions of the Agreement shall remain unchanged and in full force and effect. Unless the context requires otherwise, all references in the Agreement to (i) the “Agreement” shall be deemed to mean the Agreement as amended by this Third Amendment, and (ii) the “Term” shall be deemed to refer to the Term, as extended pursuant to this Third Amendment. Notwithstanding the foregoing, to the extent of any conflict or inconsistency between the terms and provisions of this Third Amendment and that of the Agreement, the terms and provisions of this Third Amendment shall prevail and control.
IN WITNESS WHEREOF, the parties have executed this Third Amendment effective as of the Effective Date.

GKF: GK FINANCING, LLC By: /s/ Ernest A. Bates, M.D. Ernest A. Bates, M.D., Policy Committee Member	Hospital: UNIVERSITY OF SOUTHERN CALIFORNIA By: /s/ Rod Hanners Name: Rod Hanners Title: CEO, COO

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